Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 4, 2018 (except for Note 26, as to which the date is July 25, 2018), in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-225813) and related Prospectus of Cango Inc. for the registration of 9,200,000 shares of its Class A ordinary shares.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

July 25, 2018